United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2017

NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Plaza America Drive, Suite 500

Reston, Virginia 20190

(Address of principal executive offices) (Zip Code)

(703) 956-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 4, 2017, NVR, Inc. (the “Company”) held its Annual Meeting of Shareholders.  There were 3,726,332 shares of the Company’s common stock eligible to vote at the Annual Meeting.  The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:

1. Election of all directors for one-year terms:

	Votes For	Votes Against	Abstentions	Broker Non-votes
Dwight C. Schar	3,225,904	31,618	2,066	198,830
C.E. Andrews	3,228,324	27,271	3,993	198,830
Timothy M. Donahue	3,227,996	24,616	6,976	198,830
Thomas D. Eckert	3,238,121	14,567	6,900	198,830
Alfred E. Festa	3,229,070	26,442	4,076	198,830
Ed Grier	3,246,471	11,070	2,047	198,830
Manuel H. Johnson	3,210,695	40,378	8,515	198,830
Mel Martinez	3,237,287	11,981	10,320	198,830
William A. Moran	3,032,225	222,202	5,161	198,830
David A. Preiser	3,193,955	61,595	4,038	198,830
W. Grady Rosier	3,242,328	10,285	6,975	198,830
Susan Williamson Ross	3,179,280	76,163	4,145	198,830
Paul W. Whetsell	3,246,050	11,329	2,209	198,830

2. Ratification of the appointment of KPMG LLP as Independent Auditor for 2017:

Votes For	Votes Against	Abstentions	Broker Non-votes
3,445,591	10,657	2,170	0

3. Approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-votes
3,126,833	121,410	11,345	198,830

4. Non-binding advisory vote on the frequency of future advisory votes regarding the approval of the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstentions	Broker Non-votes
2,783,789	4,419	453,092	18,288	198,830

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: May 5, 2017	By:	/s/ Daniel D. Malzahn
Daniel D. Malzahn
Senior Vice President, Chief Financial Officer and Treasurer